LEASE/RENTAL AGREEMENT AND
ADDENDUM TO LEASE
DATED APRIL 10, 2006
80005 LA CIENEGA
LAS VEGAS, NV 89123

LESSOR, JACK YOUNG, AND LESSEE, ROYALITE PETROLEUM COMPANY INC., HEREBY AGREE TO AN EXTENSION OF LEASE RENTAL AGREEMENT WITH THE FOLLOWING CHANGES:

1. LEASE IS EXTENDED FOR ONE YEAR EXPIRING ON MAY 30TH, 2008.
2. MONTHLY RENTAL AMOUNT OF $3500.00 WILL INCREASE TO $3600.00, COMMENCING AUGUST 1ST, 2007.
3. RENT WILL BE DIVIDED EQUALLY BETWEEN ROYALITE PETROLEUM COMPANY, INC. AND ROYAL MINES, INC.

AGREED, ACKNOWLEDGED & ACCEPTED:

Jack Young **Date**	**Ian Matheson (Royalite Petroleum) Date**
Lessor	**Lessee**

RESIDENTIAL LEASE AGREEMENT

1. This AGREEMENT is entered into this 10th day of April, 2006 between Jack Keller Young , ("LANDLORD") legal owner of the property ~~through the Owner's BROKER,~~ n/a , ~~(hereinafter referred to as "BROKER") and~~ AND

Tenant's Name:	ROYALITE PETROLEUM CORP	Phone No.	702-451-4981
Tenant's Name:	IAN MATHESON	Phone No.	" 451- " → 4939 F
Tenant's Name:	DEICK LIEMENS VAN LAATE	Phone No.	604-726-0880 cell
Tenant's Name:		Phone No.	

(hereinafter called TENANT), which parties hereby agree to as follows:

2. **SUMMARY:** The initial rents, charges and deposits are as follows:

	Total Amount	Received	Balance Due Prior to Occupancy
Rent: From 04/10/2006 , To 04/30/2006	$ $2450.00	$	$ 2,450.00
Security Deposit	$ 3,500.00	$	$ 3,500.00
Key Deposit	$	$	$
Admin Fee/Credit App Fee (Non-refundable)	$	$	$
Other utility deposit	$ 300.00	$	$ 300.00
TOTAL	$ ~~5,950.00~~	$	$ ~~5,950.00~~

(Any balance due prior to occupancy to be paid in CERTIFIED FUNDS) $6250.00 $6250.00

3. **ADDITIONAL MONIES DUE:** ______

4. **PREMISES:** Landlord hereby leases to TENANT and TENANT hereby leases from Landlord, subject to the terms and conditions of the lease, the Premises known and designated as 8005 La Cienega Street, Las Vegas, NV 89123 ______ consisting of ______.

5. **TERM:** The term hereof shall commence on April 9, 2006 and continue until April 10, 2007 , for a total rent of $ 42,000.00 , then on a month-to-month basis thereafter, until either party shall terminate the same by giving the other party thirty (30) days written notice delivered by certified mail (all calculation based on 30 day month).

6. **RENT:** TENANT shall pay rent at the monthly rate of $ 3,500.00 , in advance, on the 1st day of every month beginning the 1st day of May , 2006 .

7. **PLACE OF PAYMENTS:** TENANT shall make all payments payable to Jack Young and shall mail such payments to: 8005 La Cienga, LV, NV 89052 (mailbox) -or- ______ hand deliver such payments to ______ during normal business hours.

8. **LATE FEES:** In the event TENANT fails to pay rent when due, TENANT shall pay a late fee of $ 75.00 plus $ 25.00 per day for each day after one days that the sum was due.

9. **SECURITY DEPOSITS:** Upon execution of this Agreement, TENANT shall deposit with LANDLORD as a Security Deposit the sum stated in paragraph 2. **TENANT shall not apply the Security Deposit to, or in lieu of, rent.** At any time during the term of this Agreement and upon termination of the tenancy by either party for any reason, the LANDLORD may claim, from the Security Deposit, such amounts due Landlord under this Agreement. LANDLORD shall provide TENANT with an accounting of the disposition of the Security Deposit within thirty (30) days of termination.

10. **TRUST ACCOUNTS:** BROKER Shall retain all interest earned, if any, on security deposits to offset administration and bookkeeping fees.

11. **DISHONORED CHECKS:** A charge of $ 50.00 shall be imposed for each dishonored check made by TENANT to LANDLORD. TENANT agrees to pay all rents, all late fees, all notice fees and all costs to honor a returned check with certified funds. After TENANT has tendered a check which is dishonored, TENANT hereby agrees to pay all remaining payments including rent due under this Agreement by certified funds. Any payments tendered to LANDLORD thereafter, which are not in the form of certified funds, shall be treated as if TENANT failed to make said payment until certified funds are received. LANDLORD presumes that TENANT is aware of the criminal sanctions and penalties for issuance of a check which TENANT knows is drawn upon insufficient funds and which is tendered for the purpose of committing a fraud upon a creditor. All late fees and dishonored check charges shall be due when incurred and after thirty (30) days shall become additional rent.

12. **CARDS AND KEYS:** Upon execution of the Agreement, TENANT shall receive the following: 2 Door key(s), 1 Mailbox key(s), N/A Laundry Room key(s), 2 ON Transmitter(s) 3 Gate Card(s) ______ Other(s). Tenant shall make a key deposit (if any) in the amount set forth in paragraph 2 upon execution of this Agreement. The key deposit shall be refunded within 30 days of Tenant's return of all cards and/or keys to Landlord or Landlord's BROKER.

13. **CONVEYANCES AND USES:** TENANT shall not assign, sublet or transfer TENANT'S interest, nor any part thereof, without prior written consent of LANDLORD. TENANT shall use the Premises for residential purposes only and not for any commercial enterprise or for any purpose which is illegal. TENANT shall not commit waste, cause excessive noise, create a nuisance or disturb others.

14. **OCCUPANTS:** Occupants of the Premises shall be limited to on lease pg. 1 + additional workers not to exceed four persons persons and shall be used solely for housing accommodations and for no other purpose.

15. **GUESTS:** The TENANT agrees to pay the sum of $ 30.00 per day for each guest remaining on the Premises more than 30 days. Notwithstanding the foregoing, in no event shall any guest remain on the Premises for more than ______ days.

16. **UTILITIES:** LESSEE shall immediately connect all utilities and services of premises upon commencement of lease. LESSEE is to pay when due all utilities and other charges in connection with LESSEE's individual rented premises. Responsibility is described as (T) for Tenant and (O) for Owner T Electricity T Gas T Water T Trash T Sewer T Cable T Phone N/A Association Fees N/A Other: ______

a. TENANT is responsible to connect the following utilities in TENANT'S name: ______

b. LANDLORD will maintain the connection of the following utilities in LANDLORD's name and bill TENANT for connection fees and use accordingly: Have $300 Security Deposit on utilities

c. No additional phone or cable lines or outlets shall be obtained for the Premises without the LANDLORD's written consent. In the event of LANDLORD's consent, TENANT shall be responsible for all costs associated with the additional lines or outlets.

d. Within thirty (30) days of occupancy, if the Premises has insects, Landlord, at TENANTS request, will arrange for and pay for the initial pest control spraying. TENANT agrees to pay for the monthly pest control spraying fees.

e. If an alarm system exists on the Premises, TENANT shall obtain the services of an alarm services company and shall pay all costs associated therewith.

f. Other: ______

17. **PETS:** No pet shall be on or about the Premises at any time without written permission of LANDLORD. In the event TENANT wishes to have a pet, TENANT will complete an Application for Pet Approval. Should written permission be granted for occupancy of the designated pet, an additional security deposit in the amount of $ 200.00 will be required and paid by TENANT in advance subject to deposit terms and conditions aforementioned. TENANT agrees to indemnify LANDLORD for any and all liability, loss and damages which LANDLORD may suffer as a result of any animal in the Premises. In the event written permission shall be granted, TENANT shall be required to procure and provide to Landlord written evidence that TENANT has obtained such insurance as may be available against property damage to the Premises and liability to third party injury. Each such policy shall name LANDLORD and LANDLORD'S AGENT as additional insureds. A copy of each such policy shall be provided to Landlord or Landlord's BROKER prior to any pets being allowed within the Premises.

18. **RESTRICTIONS:** TENANT shall not keep or permit to be kept in, on, or about the Premises: waterbeds, boats, campers, trailers, mobile homes, recreational or commercial vehicles or any non-operative vehicles except as follows: must have owners written permission on any listed under #18. OK on Motor Home Trailer & Storage Locker

TENANT shall not conduct nor permit any work on vehicles on the premises.

19. **ALTERATIONS:** TENANT shall make no alterations to the Premises without LANDLORD'S written consent. All alterations or improvements made to the Premises, shall, unless otherwise provided by written agreement between parties hereto, become the property of LANDLORD and shall remain upon the Premises and shall constitute a fixture permanently affixed to the Premises. In the event of any alterations, TENANT shall be responsible for restoring the Premises to its original condition if requested by LANDLORD or LANDLORD'S BROKER.

20. **DEFAULT:** Failure by TENANT to pay rent, perform any obligation under this Agreement, or comply with any Association Governing Documents (if any), or TENANT's engagement in activity prohibited by this Agreement, or TENANT's failure to comply with any and all applicable laws, shall be considered a default hereunder. Upon default, LANDLORD may, at its option, terminate this tenancy upon giving proper notice. Upon default, LANDLORD shall issue a proper itemized statement to TENANT noting the amount owed by TENANT. LANDLORD may pursue any and all legal and equitable remedies available.

21. **ENFORCEMENT:** Any failure by LANDLORD to enforce the terms of this Agreement shall not constitute a waiver of said terms by LANDLORD. Acceptance of rent due by LANDLORD after any default shall not be construed to waive any right of LANDLORD or affect any notice of termination or eviction.

22. **NOTICE OF INTENT TO VACATE:** TENANT shall provide notice of TENANT's intention to vacate the Premises at the expiration of this Agreement. **Such notice shall be in writing and shall be provided to LANDLORD not less than 30 days prior to the expiration of the term of this Agreement.** In the event TENANT fails to provide such notice, TENANT shall be deemed to be holding-over on a month-to-month basis until 30 days after such notice. During a holdover not authorized by LANDLORD, rent shall increase by 25.000 %.

23. **TERMINATION:** Upon termination of the tenancy, TENANT shall surrender and vacate the Premises and shall remove any and all of TENANT'S property. TENANT shall return keys, personal property and Premises to the LANDLORD in good, clean and sanitary condition, normal wear expected. TENANT will allow LANDLORD to inspect the Premises in the TENANT's presence to verify the condition of the Premises

24. **ATTORNEYS FEES:** In the event of any court action, the prevailing party shall be entitled to be awarded against the losing party all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys fees and costs.

25. **EMERGENCIES:** The name, address and phone number of the party who will handle emergencies on behalf of the LANDLORD is as follows: Gabe Young 702-355-8575 Jack young 278-5048

26. **MAINTENANCE:** TENANT shall keep the Premises in a clean and good condition. TENANT shall immediately report to the LANDLORD any defect or problem pertaining to plumbing, wiring or workmanship on the Premises. TENANT shall be responsible for any **MINOR** repairs necessary to the Premises up to and including the cost of $ 85.00 . TENANT agrees to pay for all repairs, replacements and maintenance required by TENANT'S misconduct or negligence or that of TENANT'S family, pets, licensees and guests, including but not limited to any damage done by wind or rain caused by leaving windows open and/or by overflow of water, or stoppage of waste pipes, or any other damage to appliances, carpeting or the building in general. At LANDLORD'S option, such charges shall be paid immediately or be regarded as additional rent to be paid no later than the next monthly payment date following such repairs.

   a. TENANT shall change filters in the heating and air conditioning systems at least once every month, at TENANT's own expense. LANDLORD shall maintain the heating and air conditioning systems and provide for major repairs. However, any repairs to the heating or cooling system caused by dirty filters due to TENANT neglect will be the responsibility of TENANT.

   b. TENANT shall replace all broken glass, regardless of cause of damage, at TENANT's expense.

   c. In the case of landscaping being maintained by a contractor, TENANT agrees to cooperate with the landscape contractor in a satisfactory manner. LANDLORD provided landscaping maintenance is not to be construed as a waiver of any responsibility of the TENANT to keep and maintain the landscaping and/or shrubs, trees and sprinkler system in good condition. In the event the landscaping is not being maintained by a Contractor, TENANT shall maintain lawns, shrubs and trees. TENANT shall water all lawns, shrubs and trees, mow the lawns on a regular basis, trim the trees and fertilize lawns, shrubs and trees. If TENANT fails to maintain the landscaping in a satisfactory manner, LANDLORD may have the landscaping maintained by a landscaping contractor and charge TENANT with the actual cost. Said costs shall immediately become additional rent.

d. LANDLORD shall be responsible for all major electrical problems that are not caused by TENANT.

e. TENANT [X] shall [ ] shall not have carpets professionally cleaned upon move out. If cleaned, TENANT shall present LANDLORD or LANDLORD'S BROKER with a receipt from a reputable carpet cleaning company.

f. There [ ] is [X] is not a pool contractor whose name and phone number are as follows: ______________________

If there is no such contractor, TENANT agrees to maintain the pool, if any. TENANT agrees to maintain the water level, sweep, clean and keep in good condition. If TENANT fails to maintain the pool in a satisfactory manner, LANDLORD may have the pool maintained by a licensed pool service and charge TENANT with the actual cost. Said costs shall become additional rent.

27. **ACCESS:** TENANT agrees to grant LANDLORD the right to enter the Premises at all reasonable times and for all reasonable purposes including showing to prospective lessees, buyers, appraisers or insurance agents or other business therein and for periodic maintenance reviews as requested by LANDLORD. If TENANT fails to keep scheduled appointments with vendors to make necessary/required repairs, TENANT shall pay for any additional charges incurred which will then become part of the next month's rent and be considered additional rent. TENANT shall not deny LANDLORD his/her rights of reasonable entry to the Premises. LANDLORD shall have the right to enter in case of emergency and other situations as specifically allowed by law. LANDLORD agrees to give TENANT Twenty-four (24) hours notification for entry, except in case of emergency.

28. **INVENTORY:** It is agreed that the following inventory is now on said premises. (Check if present; cross-out if absent.)

X Refrigerator	X Intercom System	___ Spa Equipment	___ see invent.
X Stove	___ Alarm System	X Auto Sprinklers	___ sheet
X Microwave	X Trash Compactor	X Auto Garage Openers	___
X Disposal	X Ceiling Fans	X BBQ	___
X Dishwasher	X Water Conditioner Equipment	___ Solar Screens	___
X Washer	X Floor Coverings	___ Pool Equipment	___
X Dryer	X Window Coverings	X Other	___

TENANT assumes responsibility for the care and maintenance thereof.

29. **SMOKE DETECTOR:**

a. The Premises is equipped with a smoke detection device(s).

b. It is agreed that TENANT will test the smoke detector within one (1) hour after execution of this Agreement and inform LANDLORD or LANDLORD'S BROKER immediately if detector(s) is not working properly at any time.

30. **ASSOCIATIONS:** Should the Premises described herein be a part of a common interest community, homeowners association planned unit development, condominium development or such, TENANT hereby agrees to abide by the Governing Documents (INCLUDING Declarations, Bylaws, Articles, Rules and Regulations) of such project and further agrees to be responsible for any fines or penalties levied as a result of failure to do so by himself, his family, licensees or guests. Noncompliance with the Governing Documents shall constitute a violation of this Agreement. Such fines shall be considered as an addition to rent and shall be due along with the next monthly payment of rent. In signing this Agreement, TENANT acknowledges receipt of a copy of the applicable Governing Documents. LANDLORD, at LANDLORD's expense, shall provide TENANT with any additions to such Governing Documents as they become available. LANDLORD may, at its option, with 30 days notice to TENANT, adopt additional reasonable rules and regulations governing use of the Premises and of the common areas (if any).

31. **INSURANCE:** TENANT [X] is [ ] is not required to purchase renter's insurance. (LANDLORD's insurance does not cover TENANT'S personal property.) Landlord and Landlord's BROKER shall be named as an additional insured on any such policy. LANDLORD shall not be liable for any damage or injury to TENANT, or any other person, to any property occurring on the Premises or any part thereof, or in common areas thereof. TENANT agrees to indemnify, defend and hold LANDLORD harmless from any claims for damages.

a. TENANT is aware of the following: It is a misdemeanor to commit or maintain a public nuisance as defined in NRS 202.450 or to allow any building or boat to be used for a public nuisance. Any person, who willfully refuses to remove such a

BROKER: ______________________ Tenant: ______________________

Fax: ______________________ Fax: ______________________

39. **PARTIAL INVALIDITY:** In the event that any provision of this Agreement shall be held invalid or unenforceable, such ruling shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

40. **VIOLATIONS OF PROVISIONS:** A single violation by TENANT of any of the provisions of this Agreement shall be deemed a material breach and shall be cause for termination of this Agreement. Unless otherwise provided by the law, proof of any violation of this Agreement shall not require criminal conviction but shall be by a preponderance of the evidence.

41. **SIGNATURES** - The Agreement is accepted and agreed to jointly and severally. The undersigned have read this Agreement and understand and agree to all provisions thereof and further acknowledge that they have received a copy of this Agreement.

42. **ADDITIONAL TERMS AND CONDITIONS:**

1. K. IAN MATHESON WILL BE DESIGNATED GUARANTOR ON SAID LEASE.

2. TENANT HAS THE RIGHT TO EXTEND LEASE AFTER ONE YEAR W/ AN ADDITIONAL COST OF LIVING INCREASE AS AGREED UPON BY OWNER & TENANT

3. Tenant to receive 4 more gate openers & 1 more card & one door key 4 card (2) & gate opener - if not returned charge of 75 each

LANDLORD/OWNER OF RECORD
Jack Keller Young

TENANT'S SIGNATURE DATE

MANAGEMENT COMPANY (BROKER)

TENANT'S SIGNATURE K. IAN MATHESON DATE APR. 10/06

By
Authorized AGENT for BROKER DATE

DEREK VAN LAARE APR. 10/06
TENANT'S SIGNATURE DATE

☐ REALTOR®

nuisance when there is a legal duty to do so, is guilty of a misdemeanor. A public nuisance may be reported to the local sheriff's department. A violation of building, health or safety codes or regulations may be reported to the government entity in our local area such as the code enforcement division of the county/city government or the local health or building departments.

b. TENANT, any member of TENANT's household, a guest or other person under TENANT's control shall not:

- engage in criminal activity, including drug-related criminal activity, on or near the subject leasehold premises, "Drug related criminal activity" means the illegal manufacture, sale, distribution, use or possession with intent to manufacture, sell, distribute, or use, of controlled substance (as defined in Section 102 of the Controlled Substances Act, 21, U.S.C.802);
- engage in any act intended to facilitate criminal activity on or near the subject leasehold Premises;
- permit the Premises to be used for or to facilitate criminal activity including drug-related criminal activity regardless of whether the individual engaging in such activity is a member of the household or a guest;
- engage in the use, manufacture, sale or distribution of illegal drugs at any location, whether on or near the subject leasehold Premises or otherwise.
- engage in acts of violence, including, but not limited to the unlawful discharge of firearms on or near the subject leasehold premises.

33. ADDITIONAL RESPONSIBILITIES:

a. TENANT may install or replace screens at TENANT's own expense. Solar screen installation requires written permission from LANDLORD. LANDLORD is not responsible for maintaining screens.

b. Any BBQ must be at least ten (10) feet away from any structure as required by Clark County Fire Department, and TENANT shall comply with Nevada law.

c. The Premises ☐ have ☒ have not been freshly painted. If freshly painted, TENANT will be responsible for the costs for any holes or excessive dirt or smudges that will require repainting.

d. TENANT agrees to coordinate transfer of utilities to Landlord or Landlord's BROKER.

e. Locks may be replaced or dead bolts re-keyed at the Tenant's expense provided TENANT informs LANDLORD and provides LANDLORD with a workable key for each new or changed lock.

f. TENANT may conduct a risk assessment or inspection of the Premise for the presence of lead-based paint and/or lead-based paint hazards at the TENANT's expense for a period of ten days after execution of this agreement. If TENANT for any reason fails to conduct such an inspection, then TENANT shall be deemed to have elected to lease the Premises "as is" and to have waived this contingency. If TENANT conducts such an inspection and determines that lead-based paint deficiencies and/or hazards exist, TENANT will notify LANDLORD in writing. LANDLORD will then have ten days to elect to correct such deficiencies and/or hazards or to terminate this agreement. In the event of termination under this paragraph, the security deposit will be refunded to TENANT. (If the property was constructed prior to 1979, refer to the attached Lead-Based Paint Disclosure.)

34. CHANGES MUST BE IN WRITING: No changes, modifications or amendment of this Agreement shall be valid or blinding unless such changes, modifications or amendment are in writing and signed by each party. Such changes shall take effect after thirty days notice to TENANT.

35. CONFLICTS BETWEEN LEASE AND ADDENDUM: In case of conflict between the provisions of an addendum and any other provisions of this Agreement, the provisions of the addendum shall govern.

36. NEVADA LAW GOVERNS: This Agreement is executed and intended to be performed in Clark County in the State of Nevada and the laws of the State of Nevada shall govern its interpretation and effect.

37. WAIVER: Nothing contained in this Agreement shall be construed as waiving any of the LANDLORD'S or TENANT's rights under the laws of the State of Nevada.

38. NOTICES: Unless otherwise required by law, any notice to be given or served upon any party hereto in connection with this Agreement must be in writing and shall be faxed and mailed by certificate of mailing to the following addresses: